Exhibit 31.6

CERTIFICATIONS PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, Fred A. Graffam, certify that:

1.                                      I have reviewed this amendment to annual report on Form 10-K/A of Monitronics International, Inc.; and
2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	September 17, 2020

/s/ Fred A. Graffam
Fred A. Graffam
Chief Financial Officer, Executive Vice President and Assistant Secretary (principal financial and accounting officer)